Morgan Stanley Direct Lending Fund Announces

Fourth Quarter and Full Year 2025 Earnings Release and Conference Call

NEW YORK, NY, January 26, 2026 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) ("MSDL”), a business development company externally managed by MS Capital Partners Adviser Inc., today announced it will release its financial results for the fourth quarter and fiscal year ended December 31, 2025, on Thursday, February 26, 2026, after the market closes. MSDL will host a conference call at 10:00 am ET on Friday, February 27, 2026, to review its financial results and conduct a question-and-answer session.

Conference Call Information

All interested parties are invited to participate in the live earnings conference call by using the following audio webcast link or dial-in details below:

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Audio Webcast
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Conference Call
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Domestic: 800-330-6710
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International: +1 213-279-1505
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Passcode: 8218038

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the Investor Relations section of the Morgan Stanley Direct Lending Fund website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent MSDL’s belief regarding future events that, by their nature, are uncertain and outside of MSDL’s control. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange

Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors
Sanna Johnson
msdl@morganstanley.com

Media
Alyson Barnes
212-762-0514
alyson.barnes@morganstanley.com

Source: Morgan Stanley Direct Lending Fund